EXHIBIT 10.21

SECURED PROMISSORY NOTE

$[ ]	Dated: June 21, 2007

FOR VALUE RECEIVED, the undersigned, CRYOCOR, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of [                    ] (“Lender”) the principal amount of [                    ] ($[                    ]) or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of Term Loan, at the rates and in accordance with the terms of the Loan and Security Agreement by and between Borrower and Silicon Valley Bank, as Agent, and the Lenders, including without limitation, Silicon Valley Bank, ATEL Ventures, Inc., and Oxford Finance Corporation dated as of even date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued interest hereunder and under the Loan Agreement shall be due and payable on Term Loan Maturity Date as set forth in the Loan Agreement.

Beginning on July 1, 2007, and on the Payment Date of each month thereafter, Borrower shall make six (6) monthly payments of interest only in arrears on the unpaid principal balance at the fixed rate per annum equal to 11.77% (the “Basic Rate”) as follows:

Interest only Installments	Amount
1-6	$	each

Thereafter commencing on February 1, 2008, and on the Payment Date of each month thereafter, Borrower shall make thirty (30) monthly payments of principal and interest in arrears (such interest on the unpaid principal balance accruing after February 1, 2008, at a fixed rate per annum equal to the Basic Rate) as follows:

Principal and Interest Installments	Amount
7-35	$	each
36	$	(shall include the amount of the total outstanding principal and interest, if any)

Borrower agrees to pay any initial partial month interest payment from the date of this Note to the first Payment Date (“Interim Interest”) on the first Payment Date.

Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.1.1(d) and Section 2.1.1(e) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

Note Register; Ownership of Note. The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

CRYOCOR, INC.

By:

Name:

Title: